MACQUARIE

MASTER ASSIGNMENT AGREEMENT

MACQUARIE EQUIPMENT FINANCE (UK) LIMITED
("MACQUARIE")

EUROSITE POWER LIMITED
("EUROSITE")

MASTER ASSIGNMENT AGREEMENT

DETAILS

Date of Agreement		24 **March 2016**
Eurosite	Name	**EuroSite Power Limited**, a company registered and incorporated in England and Wales.
	Company No.	07379560
	Address	Sky View, Argosy Road, Castle Donington, Derby DE74 2SA
	Contact	Paul Hamblyn
	E-mail	paul.hamblyn@eurositepower.co.uk
Macquarie	Name	**Macquarie Equipment Finance (UK) Limited**, a company registered and incorporated in England and Wales.
	Company No.	8253764
	Address	Ropemaker Place, 28 Ropemaker Place, London EC2Y 9HD
	Contact	Julian Liddy / Puneet Sharma
	E-mail	julian.liddy@macquarie.com / puneet.sharma2@macquarie.com

These Details form part of this Agreement.

BACKGROUND:

A Eurosite has entered On-Site Utility Agreements with Customers for the provision of Power Projects.

B The Parties have entered a Finance Programme Agreement in respect of Power Projects provided by Eurosite to Customers in the Programme Jurisdictions.

C Eurosite may from time to time offer to assign to Macquarie all On-Site Utility Agreement Rights in respect of a Power Project, and Macquarie may agree to accept such an offer, on the terms and conditions of this Master Assignment Agreement and the relevant Assignment Notice.

IT IS AGREED:

1 DEFINITIONS AND INTERPRETATION

1.1 Capitalised terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Finance Programme Agreement.

1.2 In addition, the following words and phrases shall have the following meanings:

"Assignment Date" has the meaning given to that term in clause 5.1.

"Assignment Notice" means a competed in the same form as that set out in Schedule 1.

"**Customer**" means, in respect of any Assigned On-Site Utility Agreement Rights, the entity which has entered into the relevant On-Site Utility Agreement with Eurosite which is detailed on the relevant Assignment Notice.

"**Customer Notice**" means a notice of assignment from Eurosite to the Customer which shall direct the Customer to pay all monies due under the On-Site Utility Agreement Documents to the Nominated Bank Account and shall be in a form as the draft notice contained in Schedule 2;

"Conditions Precedent" means the conditions precedent to Macquarie's commitment and the payment of the Price by Macquarie to Eurosite detailed in clause 3, each a **"Condition Precedent".**

"Default Price" has the meaning given in clause 11.1(d).

"Disposal Notice" has the meaning given to it in clause 19.1.

"Encumbrance" means any mortgage, charge, pledge, lien or other encumbrance or security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

"**Equipment**" means the equipment and related infrastructure provided for the relevant Power Project and the subject of the On-Site Utility Agreement.

"Finance Programme Agreement" means the 'Finance Programme Agreement' between Eurosite and Macquarie dated on or about the date of this Agreement.

"**Landlord's Waiver**" means a landlord's waiver duly executed by the owner (which expression shall include any person having title to or interest in such premises) of the premises where the Equipment is, or is to be installed, substantially in the form set out in Part A of Schedule 5, and in form and substance satisfactory to Macquarie.

"**Legal Reservations**" means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b) the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment or UK stamp duty may be void and defences of set-off or counterclaim;

(c) similar principles, rights and defences under the laws of any Relevant Jurisdiction;

"**Mortgagee's Waiver**" means a mortgagee's waiver duly executed by any mortgagee which has been granted security over the premises where the Equipment is, or is to be installed, substantially in the form set out in Part B of Schedule 5, and in form and substance satisfactory to Macquarie.

"**Nominated Bank Account**" means a bank account as Macquarie may notify to Eurosite from time to time.

"**Notice**" has the meaning given to it in clause 11.1.

"**Notice of Assignment**" means (as the context so requires):

(a) a notice of assignment of the Landlord's Waiver substantially in the form set out in Part A of Schedule 5, and in form and substance satisfactory to Macquarie, duly acknowledged by the relevant landlord; or

(b) a notice of assignment of the Mortgagee's Waiver substantially in the form set out in Part B of Schedule 5, and in form and substance satisfactory to Macquarie, duly acknowledged by the relevant mortgagee.

"**Offer**" has the meaning given to that term in clause 2.1.

"**Offer Period**" has the meaning given to that term in clause 2.3.

"**On-Site Utility Agreement Documents**" means in respect of an On-Site Utility Agreement, that On-Site Utility Agreement and all other agreements, certificates, notices, confirmations, letters and other documents entered into by both Eurosite and the Customer or the Customer in favour of Eurosite in connection therewith.

"**On-Site Utility Agreement Rights**" means in relation to an On-Site Utility Agreement and Power Project set out in the relevant Assignment Notice, the whole benefit of and all the right, title and interest, present and future, actual or contingent of Eurosite in and to:

(a) all On-Site Utility Agreement Documents including (but not limited to) all and any Receivables;

(b) all claims, rights and remedies of Eurosite arising out of or in connection with the On-Site Utility Agreement Documents or with a breach of or default under or in connection with the On-Site Utility Agreement Documents (including without limitation, all damages and compensation payable for or in respect thereof);

(c) any payment by way of indemnity insofar as it relates to the payment of the Receivables or any On-Site Utility Agreement Document;

(d) any indemnity, guarantee or other form of security or credit enhancement relating to any On-Site Utility Agreement Document or the Receivables;

(e) any policy of insurance with respect of the Equipment the subject of the On-Site Utility Agreement; and

(f) any mortgagee, landlord, tenant waiver, consent or licence or any other right granted by a third party in connection with any On-Site Utility Agreement Document.

"Nominal Price" means £200 per Assigned Power Project.

"Potential Customer Default" means an event or circumstance which, with the giving of any notice or the lapse of time would constitute a Customer Default.

'Price' means the price (exclusive of any applicable VAT) set out in a fully executed Assignment Notice to be paid by Macquarie in consideration of Eurosite assigning all On-Site Utility Agreement Rights referred to in that Assignment Notice.

"Receivables" means all and any moneys due or to become due under or in connection to an On-Site Utility Agreement Document and any insurance proceeds payable or received in relation to the Equipment or under or in connection to the On-Site Utility Agreement Document (including the right to enforce payment of all such moneys and to exercise all rights and remedies under the On-Site Utility Agreement Documents securing the foregoing, and any proceeds thereof) including, but not limited to Minimum Payments and Termination Payments.

"Start-up Letter" means a start-up letter duly executed by Eurosite and the relevant Customer in substantially the form set out in Schedule 3 and in form and substance satisfactory to Macquarie;

"VAT" means value added tax at the rate in force for the time being in the applicable jurisdiction.

1.3 In this Agreement (unless the context requires otherwise or a contrary intention appears):

a) a reference to any agreement, contract, document or deed shall include that document as varied, supplemented or novated from time to time;

b) reference to a Party shall be construed to include its successors and its permitted assigns or transferees;

c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

d) the singular includes the plural and vice versa;

e) the word "person" includes a firm, body corporate, an unincorporated association or an authority;

f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including without limitation, persons taking by novation) and assigns;

g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

i) a reference to anything (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively and to each of them individually;

j) if an act prescribed under this Agreement to be done by a Party on or by a given date is done after 5.30pm on that day, it is to be taken to be done on the following Working Day;

k) words "including", "include", "for example", "in particular" and words of similar effect shall not limit the general effect of the words which precede them;

l) headings, index and the front sheet are all for reference only and are inserted for convenience and do not affect the interpretation of this Agreement; and

m) where anything is to be done or an amount paid on a day that is not a Working Day, that thing or payment must be done or made on the day immediately preceding that Working Day.

1.4 Headings are for convenience only and do not affect the interpretation of this Agreement.

2 ASSIGNMENT NOTICE

2.1 Eurosite may, from time to time, offer to assign all On-Site Utility Agreement Rights to Macquarie by providing Macquarie a duly executed Assignment Notice with the documents set out in clause 2.2 ('**Offer**').

2.2 Eurosite shall ensure each Offer is accompanied by:

a) the relevant original fully executed On-Site Utility Agreement and other related documents;

b) where the relevant On-Site Utility Agreement is not in the exact form as annexed to the Programme Agreement, a comparison document which shows the differences between the relevant On-Site Utility Agreement and the form annexed to the Programme Agreement;

c) the direct debit agreement executed by the Customer;

d) a copy of the invoices for the Equipment as evidence of cost of Equipment; and

e) the original executed (but undated) Customer Notice from Eurosite.

2.3 Subject to this clause 2.3 and clause 2.4, an Offer shall be irrevocable and capable of acceptance by Macquarie for period of 30 Working Days from the date of receipt of the Assignment Notice and documents set out in clause 2.2 by Macquarie ('**Offer Period**'). If an Offer is not accepted by Macquarie within the Offer Period, Eurosite may revoke the Offer at

any time after the expiry of the Offer Period prior to any acceptance of the Offer by Macquarie.

2.4 Subject always to clause 3 and satisfaction of the Conditions Precedent (which shall be determined by Macquarie in its sole discretion), upon Macquarie's execution of an Assignment Notice, Macquarie accepts Eurosite's Offer and agrees to take assignment of the relevant On-Site Utility Agreement Rights and pay the Price to Eurosite in accordance with this Agreement.

3 CONDITIONS PRECEDENT

3.1 Macquarie is not obliged to take assignment of any On-Site Utility Agreement Rights the subject of a fully executed Assignment Notice and pay the Price to Eurosite, unless within 180 days of the date Macquarie executes the relevant Assignment Notice (or a later period if agreed by Macquarie in writing) (the '**Condition Precedent Period**') Macquarie gives notice to Eurosite that it is satisfied (in its sole discretion):

a) all documentation required to be provided under clause 2.2 has been provided;

b) the relevant On-Site Utility Agreement is in a form acceptable to Macquarie;

c) the remaining Minimum Payment Period of the On-Site Utility Agreement is the same as the Minimum Payment Period stated on the Assignment Notice;

d) the Security has been fully executed and registered as first ranking security by Eurosite within 21 days of execution of the Security and has been registered for a minimum of 21 days;

e) with a company search of Eurosite it has carried out (including that there are no competing security interests listed);

f) no Encumbrance has been granted over the Security Assets other than the Security in favour of Macquarie;

g) with a title search of the Site it has carried out (including confirmation that the On-Site Utility Agreement and any applicable Landlord Waiver or Mortgagee Waiver have been registered on title);

h) all necessary consents to enable to the Customer and Eurosite to perform each of their obligations under the On-Site Utility Agreement have been received;

i) Evidence Eurosite has third party liability insurance to the value of at least £5,000,000;

j) Macquarie is noted as 'indemnified party' and 'loss payee' under the insurance policy Eurosite holds in connection with the Power Project and Equipment including to cover any loss, damage or destruction of the Equipment, in each case for amounts satisfactory to Macquarie;

k) Macquarie is noted as 'indemnified party' and 'loss payee' under the 'all risks' insurance policy the Customer holds in connection with the Power Project including, but not limited to third party liability for bodily injury or damage to property arising in connection with the Equipment and loss theft, destruction or confiscation of, or damage to the Equipment, in each case for the Insured Value as set out in the On-Site Utility Agreement;

l) Eurosite has provided it with a copy of the warranty documents for the Equipment and Services and those warranties can (if need be) be assigned to it or any subsequent owner of the Equipment;

m) Eurosite has given written notice that all 'Customer Conditions' and 'Generator Conditions' as defined in the relevant Onsite Utility Agreement have been satisfied or if they have been waived, Macquarie has agreed to such waiver;

n) Eurosite provides a copy of the executed Start Up Letter (and as such the 'Commissioning Date' as defined in the On-Site utility Agreement has occurred) and the Customer has countersigned that Start Up Letter and accordingly has confirmed the Equipment is as per the executed Assignment Notice and On-Site Utility Agreement, is in agreed working condition and has been delivered, installed and commissioned at the premises of the Customer in accordance with the Agreement and that on the date of the Customer signing the Start Up Letter, Eurosite has no outstanding (unperformed) obligations under the On-Site Utility Agreement;

o) no casualty occurrence has occurred in respect of any of the Equipment;

p) no Insolvency Event has occurred or is likely in relation to Eurosite or the relevant Customer;

q) the Customer has satisfactory credit worthiness;

r) no Event of Default or Potential Event of Default has occurred;

s) Macquarie has received any approvals, opinions or other documents reasonably requested by it from Eurosite;

t) the representations and warranties by Eurosite in clause 7 and 8 of this Agreement are, and will be, at the relevant times, correct and not misleading;

u) it has attended and viewed the Equipment on the relevant site;

v) Eurosite has provided Macquarie with satisfactory photos of the installed Equipment at the relevant Customer's site;

w) with the outcome of Macquarie's 'delivery check' (which involves Macquarie contacting the relevant Customer to confirm the Customer's acceptance of the installed Equipment);

x) a duly executed Landlord's Waiver and a duly acknowledged Notice of Assignment have been provided or are not required;

y) a duly executed Mortgagee's Waiver and a duly acknowledged Notice of Assignment have been provided or are not required; and

z) any other conditions which the parties agree in writing.

3.2 If the Conditions Precedent in respect of a fully executed Assignment Notice are not confirmed to be satisfied or waived by Macquarie in writing (in its sole discretion) before the expiry of the Conditions Precedent Period, that Assignment Notice will automatically terminate without further action by the parties and shall have no effect whatsoever and neither party shall have any rights or obligations to each other in respect of that Assignment Notice (whether past, present or future).

3.3 Eurosite shall notify Macquarie in writing immediately upon becoming aware of any Customer Default or Eurosite Default in connection with any Power Project which is the subject of an Assignment Notice.

4 PAYMENT OF PRICE

4.1 Within 5 Working Days of Macquarie giving notice (in its sole discretion) that all Conditions Precedent to a fully executed Assignment Notice have been satisfied or waived, Macquarie shall pay Eurosite the Price specified in the relevant Assignment Notice, together with any applicable VAT (if any) on production of a valid VAT invoice by Eurosite. For the avoidance of doubt, the parties note that Eurosite views this transaction to be exempt of VAT, however if the law was to change, VAT may become applicable.

4.2 Macquarie shall make all payments by electronic funds transfer to the account nominated by Eurosite in writing.

5 ASSIGNMENT

5.1 Immediately on the date Macquarie pays the Price to Eurosite (the '**Assignment Date**'), Eurosite transfers and assigns to Macquarie absolutely and unconditionally full legal and beneficial title, right and interest in and to all On-Site Utility Agreement Rights, Receivables, Start-up Letter, any Landlord's Waiver and any Mortgagee's Waiver that are the subject of the relevant fully executed Assignment Notice free of all Encumbrances together with the benefit of all common law and equitable rights of Eurosite in relation thereto including without limitation, the right to receive all monies which are or might become payable under or in connection to the relevant On-Site Utility Agreement ('**Assigned Power Project**'). Macquarie hereby accepts the transfer and assignment under this clause 5.1.

5.2 For the avoidance of doubt, the parties acknowledge:

a) subject to the Security, legal title in the relevant Equipment shall remain with Eurosite and Eurosite shall hold such legal title in accordance with the terms of this Agreement; and

b) all obligations of Eurosite under On-Site Utility Agreements remain with Eurosite at all times.

6 CUSTOMER NOTICE

6.1 Upon payment of the Price for an Assigned Power Project, Macquarie may at its election either (i) date and serve the Customer of the relevant Assigned Power Project with the Customer Notice or (ii) direct Eurosite to (and then Eurosite shall) date and serve the Customer the Customer Notice.

6.2 Eurosite must ensure that all invoices issued after the Assignment Date require payment by each Customer of an Assigned Power Project to the Nominated Bank Account.

7 GENERAL REPRESENTATIONS AND WARRANTIES

7.1 Eurosite hereby represents and warrants to Macquarie on the date of this Agreement, the date of each Offer, the date each Offer is accepted and each Assignment Date:

a) it is a corporation or other organisation duly organised under the laws of its jurisdiction and has the corporate or other organisational power and authority to own its assets wherever located or used and to enter into and perform its obligations under the Programme Agreements and On-Site Utility Agreement Documents to which it is a party;

b) it has taken all necessary action to authorise its entry into, performance and delivery of the Programme Agreements and On-Site Utility Agreement Documents to which it is a party;

c) this Agreement and any contract created by the acceptance of an Offer have been duly executed and delivered by Eurosite;

d) Eurosite's obligations under the Programme Agreements to which it is a party constitute its legal, valid and binding obligations enforceable against Eurosite in accordance with its terms, subject to any Legal Reservations;

e) the execution, delivery and performance of the Programme Agreements to which it is a party do not contravene (i) any of the provisions of its constitutional documents; (ii) any law or regulation applicable to it or (iii) any agreement or instrument binding upon it or its assets or constitute a default or termination event (howsoever described) under any such agreement or instrument, in each case where such conflict could be

reasonably expected to have a material adverse effect on the other party's rights under this Agreement;

f) subject to the Legal Reservations, the choice of the laws of England and Wales as the governing law of this Agreement is valid, binding and enforceable against it under the laws of its jurisdiction of incorporation;

g) unless otherwise set out in notice in writing prior to the relevant date above, no litigation, arbitration or other proceedings are pending, taking place or are threatened against Eurosite or its assets which would have an adverse effect on its ability to perform its obligations under the Agreement or the On-Site Utility Agreement Documents or the rights of Macquarie under this Agreement, any Offer or On-Site Utility Agreement Document; and

h) no Insolvency Event is continuing in relation to it.

8 REPRESENTATIONS AND WARRANTIES AS TO ONSITE UTILITY AGREEEMENT RIGHTS

8.1 Eurosite hereby represents and warrants to the Macquarie on the date of each Offer, the date each Offer is accepted and each Assignment Date (with respect to the On-Site Utility Agreement Rights (and Assigned Power Project) the subject of the relevant Offer and Assignment Notice) that:

a) Eurosite's obligations under the On-Site Utility Agreement Documents to which it is a party constitute its legal, valid and binding obligations enforceable against Eurosite in accordance with its terms, subject to any Legal Reservations;

b) the execution, delivery and performance of the On-Site Utility Agreement Documents to which it is a party do not contravene (i) any of the provisions of its constitutional documents; (ii) any law or regulation applicable to it or (iii) any agreement or instrument binding upon it or its assets or constitute a default or termination event (howsoever described) under any such agreement or instrument, in each case where such conflict could be reasonably expected to have a material adverse effect on the other party's rights under this Agreement;

c) on and from the 'Commissioning Date' (as defined under the On-Site Utility Agreement), the obligation of the Customer to pay monies (including the Minimum Payment) under the On-Site Utility Agreement commences and no payment obligation of the Customer under the On-Site Utility Agreement is overdue;

d) details of the Minimum Payment, Minimum Payment Period, Termination Payment, and Equipment and material related infrastructure are accurately set out in the Offer and Eurosite has no reason to believe that any amounts due under the On-Site Utility Agreement will not be recoverable by Macquarie in full in accordance with the On-Site Utility Agreement;

e) no Event of Default or Potential Event of Default has occurred and is continuing (whether on the part of Eurosite or the Customer);

f) Eurosite has not served a notice of default or termination on the Customer of the On-Site Utility Agreement;

g) the On-Site Utility Agreement Documents exist, are in full force and effect against the Customer, constitute valid, legally binding and enforceable obligations of the Customer, have not been terminated or otherwise avoided and were executed by a person or persons who were authorised to do so on behalf of both the relevant Customer and Eurosite;

h) Eurosite has taken all reasonable steps to identify the relevant Customer and will retain its verification records and will promptly provide to Macquarie, upon request, all information relating thereto which Macquarie may reasonably require;

i) Eurosite is the owner of and has good title in the Security Assets and the Security Assets are free from any Encumbrance other than the Security granted in favour of Macquarie;

j) Eurosite has not assigned, transferred, charged or pledged the On-Site Utility Agreement Rights or the Equipment (or any part of them) (other than to Macquarie under the Programme Agreements) and no variation or waiver has been made under such On-Site Utility Agreement;

k) Eurosite has good and marketable title to the On-Site Utility Agreement Rights free and clear of all Encumbrances and is entitled to and can (without the consent of the Customer or any third party) transfer, sell and assign (with full title guarantee and free from all Encumbrances) all its interest in all On-Site Utility Agreement Rights and has and will pass to Macquarie on payment of the Price full legal and beneficial ownership in and good and marketable title thereto free and clear of all Encumbrances;

l) no payments that have not fallen due under the On-Site Utility have been paid in advance;

m) by the Assignment Date, all necessary consents to enable to Customer and Eurosite to perform each of their obligations under the On-Site Utility Agreement will have been obtained;

n) the Onsite Utility Agreement is in the same form as contained in schedule 5 of the Programme Agreement unless (and to the extent only) Eurosite has given Macquarie notice of any changes by providing a comparison document pursuant to clause 2.2(b) and no other changes, variations or waivers have been made;

o) that there are no other documents or agreements affecting the On-Site Utility Agreement which have not been provided or disclosed to Macquarie and agreed by Macquarie in writing;

p) no representation or warranty (whether express or implied) has been made or given to the Customer in respect of the Equipment, save as expressly stated in the On-Site Utility Agreement; and

q) that there has been no occurrence of any act or omission which would or is likely (i) to enable the Customer to raise a set-off or counterclaim in any action for recovery of any receivables (forming part of the On-Site Utility Agreement Rights) or (ii) otherwise give the Customer the right to withhold or delay payment of any amounts under the On-Site Utility Agreement Documents.

9 UNDERTAKINGS

9.1 Eurosite covenants with Macquarie that it will in respect of each On-Site Utility Agreement Document which is assigned to Macquarie in accordance with this Agreement:

a) keep each On-Site Utility Agreement Document and any other required documentation as stipulated in the relevant Offer (except as the same are delivered to the Macquarie) in its possession and control and deliver the same to Macquarie pursuant to the terms of this Agreement;

b) promptly, fully and diligently perform all of its obligations under the On-Site Utility Agreement Document (whether express or implied);

c) maintain proper accounts in the names of all Customers showing the amounts paid by and due from such Customers;

d) invoice each Customer for all amounts owing under the On-Site Utility Agreement Document in accordance with this Agreement and the On-Site Utility Agreement Document and provide Macquarie with a copy of all invoices and notices issued;

e) comply with the Programme Agreements (including as they relate to the relevant Assigned Power Project and On-Site Utility Agreement Document);

f) inform Macquarie promptly of any non-payment breach by the Customer of any Onsite Utility Agreement Document as soon as it becomes aware of such breach;

g) not amend or agree to amend any term or condition of an On-Site Utility Agreement Document or purport to do the same without the prior written consent of Macquarie;

h) not agree to the novation or assignment of all or any of its rights or obligations under the On-Site Utility Agreement Document or of all or any of the Customer's rights and obligations under the On-Site Utility Agreement Document without the prior written consent of Macquarie;

i) not take, or omit to take, any action which will directly result in any monies which would otherwise be payable under the On-Site Utility Agreement Document not to be payable by the Customer without Macquarie's prior written consent;

j) not accept any act of repudiation of the On-Site Utility Agreement Document without Macquarie's prior written consent;

k) act in accordance with Macquarie's reasonable instructions (including without limitation any claim to or right in respect of the On-Site Utility Agreement Rights);

l) promptly provide the Customer with all such information in relation to the relevant On-Site Utility Agreement Document or the Customer as Macquarie may reasonably request;

m) promptly provide Macquarie with a copy of any written notice which Eurosite has received from a Customer in relation to any On-Site Utility Agreement Document;

n) not deal with any On-Site Utility Agreement Rights other than permitted under this Agreement;

o) not exercise any right of termination of or under the On-Site Utility Agreement Document except with the prior written consent of Macquarie;

p) not permit the Customer to make any set-off, deduction, counterclaim or withholding in respect of any monies due or otherwise do or refrain from doing anything which diminishes the absolute nature of the Customer's obligation to pay all monies (or any of them) under the On-Site Utility Agreement Document without Macquarie's prior written consent;

q) not sell, re-possess, offer for sale, assign, mortgage, pledge, sub-hire, lend, part with operational control of or otherwise deal with the Equipment (other than permitted under the Programme Agreements);

r) comply with all conditions and requirements which apply to any warranties it holds in respect of the Equipment to ensure the warranties remain valid for whole of the applicable warranty period; and

s) by no later than the relevant Assignment Date, it will have affixed a name plate on the Equipment noting Eurosite's ownership of the Equipment;

t) will maintain third party liability insurance to the value of at least £5,000,000; and

u) procure that the owner (which expression shall include any person having title to or interest in such premises) of the premises where the Equipment is, or is to be,

installed shall provide a duly executed Landlord's Waiver and (if applicable) a duly acknowledged Notice of Assignment.

9.2 Eurosite shall provide Macquarie with such other documents and information as the Macquarie may from time to time reasonably request in relation to the financial condition and operations of any relevant Customer or On-Site Utility Agreement Document which has been assigned to Macquarie provided that such information is (i) in the possession of (or can reasonably be obtained by) Eurosite and (ii) is legally able to be disclosed to Eurosite.

9.3 In consideration of the on-going performance of Eurosite's obligations under this Agreement and each On-Site Utility Agreement Document which is assigned to Macquarie under this Agreement, Macquarie shall comply with its obligations to pay Eurosite amounts pursuant to clause 18 of this Agreement.

10 RE-ASSIGNMENT AFTER EXPIRY OF MINIMUM PAYMENT PERIOD

10.1 Where the Minimum Payment Period of an Assigned Power Project has expired (and has not been terminated) and subject always to clauses 10.2 and 10.3, no Eurosite Default being continuing and Macquarie receiving all amounts due and payable by the relevant Customer during the Minimum Payment Period, Eurosite may (by notice in writing) and payment of the Nominal Price to Macquarie, require Macquarie to assign (and Macquarie shall assign upon receipt of the Nominal Price) all On-Site Utility Agreement Rights in respect of that Assigned Power Project to Eurosite.

10.2 The terms of any assignment under clause 10.1 shall be that all On-Site Utility Agreement Rights in respect of the relevant Assigned Power Project will be assigned to Eurosite on an 'as is where is' basis without representation or warranty (express or implied) (to the full extent permitted by law) and that title shall not pass until receipt of the Nominal Price.

10.3 The Parties shall, upon receipt of written notice from Eurosite under clause 10.1 and receipt of the Nominal Price by Macquarie and at Eurosite's cost, execute a formal written transfer and/or reassignment of all On-Site Utility Agreement Rights and any other applicable On-Site Utility Agreement Document in respect of the relevant Assigned Power Project and take such other action as may be reasonably necessary to give effect to this clause 10 (including giving the relevant Customer notice of the assignment and a direction to pay Eurosite from the date of assignment).

11 RE-ASSIGNMENT ON EUROSITE DEFAULT, EQUIPMENT FAILURE OR LOSS

11.1 Without prejudice to any other rights or remedies Macquarie may have, if:

a) any Eurosite Default occurs; or

b) any Equipment is not working for any reason for more than 90 days (other than solely due to Customer Default); or

c) any catastrophic failure, destruction or loss of Equipment and any related infrastructure occurs,

then Macquarie may (by notice in writing) ("**Notice**") require Eurosite to, and if so required by Macquarie, Eurosite shall immediately:

d) pay Macquarie an amount for any Assigned Power Project which Macquarie gives notice is, or Macquarie's investment or interest in it is, affected by the circumstances set out in paragraphs (a), (b) or (c) above ('**Affected Assigned Power Project**') equal to the aggregate of all (i) due but unpaid Minimum Payments for that relevant Affected Assigned Power Project, (ii) all other Minimum Payments which would have been due for the remainder of the Minimum Payment Period for that relevant Affected Assigned

Power Project had the circumstances set out in paragraphs (a), (b) or (c) above not occurred (discounted over the period from its due date to the date of the relevant Notice at the rate of 2% per annum), (iii) any applicable interest due under the relevant On-Site Utility Agreement and (iv) all reasonable costs and expenses incurred by Macquarie as a result of the circumstances set out in paragraphs (a), (b) or (c) above and any subsequent enforcement by Macquarie, ('**Default Price**'); and

e) upon payment of the Default Price for each (and any) Affected Assigned Power Project to Macquarie, take assignment of all On-Site Agreement Rights in respect of the relevant Affected Assigned Power Project.

11.2 The terms of any assignment under clause 11.1 shall be that all On-Site Utility Agreement Rights in respect of the relevant Affected Assigned Power Project will be assigned to Eurosite on an 'as is where is' basis without representation or warranty (express or implied) (to the full extent permitted by law) and that title shall not pass until receipt of the Default Price due in respect of that Affected Assigned Power Project.

11.3 The Parties shall, upon receipt of written notice from Macquarie under clause 11.1 and payment of the Default Price and at Eurosite's cost, execute a formal written transfer and/or reassignment of all On-Site Utility Agreement Rights and any other applicable On-Site Utility Agreement Document in respect of an Affected Assigned Power Project and take such other action as may be reasonably necessary to give effect to this clause 11 (including giving the relevant Customer notice of the assignment and a direction to pay Eurosite from the date of assignment).

11.4 If Macquarie has been fully and finally paid the Default Price for any Assigned Project in accordance with this clause 11, to the extent Macquarie subsequently receives any insurance proceeds in respect of that Assigned Project, Macquarie shall pay such relevant sum to Eurosite as soon as reasonably practicable.

12 NOMINATED BANK ACCOUNT

12.1 From the Assignment Date of the first Assigned Power Project assigned to Macquarie under this Agreement until the date the last Assigned Power Project comes to an end or is re-assigned to Eurosite, Macquarie shall own, maintain and operate the Nominated Bank Account.

12.2 Within 2 Working Days of the end of each calendar month, Macquarie shall provide Eurosite a report setting out the opening balance of the Nominated Bank Account, monies received from Customers of Assigned Power Projects each calendar month (including a separate balance for any pre-paid amounts made by Customers) and the closing balance of the Nominated Bank Account.

13 COLLECTION, ADMINISTRATION AND REPORTS

13.1 Macquarie appoints Eurosite as its agent to invoice, arrange direct debit collection (where a direct debit arrangement is in place for a Customer) and collect (if payment from Customers is received in any other way other than into the Nominated Bank Account), all Receivables which have been assigned to Macquarie under this Agreement ('**Assigned Receivables**') in accordance with the terms of this clause 13.1 and Eurosite accepts such appointment on the following terms:

a) Eurosite will, in a timely manner and in accordance with any requirements for the same contained in the relevant On-Site Utility Agreement prepare and issue invoices to the relevant Customer for the Assigned Receivables;

b) Eurosite shall direct the Customer to pay Assigned Receivables into the Nominated Bank Account, and where direct debt arrangements are in place for a Customer, Eurosite shall ensure (i) those arrangements are set to deduct the correct Assigned Receivables which are due and payable each month (including by provision of all required information in the format required by the bank which is holds the Nominated Bank Account or Macquarie) and (ii) such deductions are set to be made on the due date;

c) if payment is made in any other way other than into the Nominated Bank Account, collect (in accordance with its current collection procedures and any reasonable instructions of Macquarie) from the Customer the Assigned Receivables payable under the On-Site Utility Agreement;

d) to the extent Eurosite collects an Assigned Receivable under clause 13.1(c), it shall hold such Assigned Receivable on trust for Macquarie and will pay the same (without deduction or set-off) to Macquarie by electronic funds transfer to the Nominated Bank Account within 2 Working Days of receipt of such amount;

e) communicate and arrange with the Customer any early termination of the On-Site Utility Agreement provided that Eurosite shall not, without Macquarie's prior written consent, agree to the payment by a Customer of a 'Termination Payment' under the On-Site Utility Agreement which is less than the Finance Termination Payment and the amount that the Customer is contractually obliged to pay under the On-Site Utility Agreement;

f) subject to clauses 9.1 (g) – (k), (n) – (q) and 13.1(e) and (g), conduct all correspondence to be undertaken with the Customer under the On-Site Utility Agreement;

g) take and comply with Macquarie's instructions in relation to any request by a Customer to amend or vary any term of an On-Site Utility Agreement Document;

h) give notice to Macquarie as soon as it becomes aware of any dispute or Customer Default or Potential Customer Default;

i) in accordance with Macquarie's instructions, deal with any dispute;

j) in accordance with Macquarie's instructions serve any termination notice or notice of default on a Customer;

k) Eurosite, in acting as Macquarie's agent, shall devote to the performance of its duties at least the same amount of time and attention and exercise, at least the same level of skill, care and diligence used when administering and collecting receivables legally and beneficially owned by Eurosite; and

l) Eurosite shall not be obliged to issue any proceedings in any court to enforce the terms and conditions of any On-Site Utility Agreement Document or represent Macquarie at any meeting of creditors of a Customer or to take part on behalf of Macquarie in any bankruptcy or insolvency proceedings.

13.2 Eurosite will within 5 Working Days of the end of each calendar month (and more regularly if directed by Macquarie in writing): (i) follow up overdue Assigned Receivables which have not been paid by Customers and (ii) report to Macquarie the status and circumstances surrounding all overdue Assigned Receivables.

13.3 Eurosite shall indemnify Macquarie for any cost, expense, claim or damage suffered by Macquarie as a result of Eurosite's failure to comply with this clause 13.

14 ACCOUNTS AND AUDIT

14.1 Eurosite shall keep full and accurate records relating to the invoicing and collection of Assigned Receivables and shall on not less than five (5) Working Days notice from Macquarie make such records available during normal business hours for inspection and copying by Macquarie.

14.2 Subject to clause 14.3, Macquarie may, subject to giving Eurosite no less than ten (10) Working Days notice, be allowed access to Eurosite's premises (at Eurosite's cost) for the purposes of carrying out an operational and financial audit of Eurosite including the invoicing and collection procedures used by Eurosite for the invoicing and collection of the Assigned Receivables.

14.3 Eurosite is not liable under clause 14.2 for any international (outside of the UK) travel expenses of Macquarie.

15 TAXES

15.1 Each party shall be responsible for and pay any and all taxes, fees, levies, imposts, duties, withholdings or other charges, including without limitation, sales tax, value added tax, stamp duty (together with any related interest and penalties) (collectively, "**Taxes**") which may be payable or determined to be payable on account of such party's execution and delivery of this Agreement and any instrument contemplated hereby, any filings or registrations of this Agreement or such instrument requested by such party and any payment made by such party under this Agreement.

15.2 Macquarie shall in no event be responsible or have any liability for any Taxes which may be payable or determined to be payable by Eurosite on account of the payment by the Customer of the Assigned Receivables, responsibility and liability with respect to which shall be borne by Eurosite.

15.3 Subject to clause 15.4, if at any time either party (the "**Paying Party**") is required by any applicable law to make any deduction or withholding in connection with any taxes from any payment due to the other party (the "**Receiving Party**") in connection with any Assigned Power Project then the Paying Party shall increase the amount paid to the Receiving Party to the extent necessary to ensure that, after the making of such deduction or withholding, the Receiving Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Paying Party shall pay to the relevant tax authority, within such period as may be required for due payment by applicable law, the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any increased amount paid pursuant to this section).

15.4 A payment shall not be increased by the Paying Party pursuant to clause 15.3, if the payment could have been made to the Receiving Party on the date of this Agreement without any deduction or withholding on account of taxes (save where the reason that such deduction or withholding must be made is due to change in any applicable law after the date of this Agreement). For the avoidance of doubt, no payment shall be increased by the Paying Party pursuant to clause 15.3 if the Receiving Party has assigned its rights under this Agreement to another entity in accordance with this Agreement and no such deduction or withholding would have been required to be made by the Paying Party in relation to such payment if the assignment had not occurred.

16 TERMINATION OF AGENCY

16.1 Macquarie may at any time, by notice in writing, terminate Eurosite's appointment as agent under clause 13 in respect of any or all Assigned Power Projects.

16.2 Upon any termination of agency in respect of any Assigned Power Project under clause 16.1, Eurosite shall:

a) immediately pay to Macquarie any money received from a Customer of that relevant Assigned Power Project and not previously paid to Macquarie; and

b) provide Macquarie all documents and information relating to the Assigned Power Project which Macquarie reasonably requests.

16.3 Macquarie may, as relevant and as it sees fit, inform Customers of Assigned Power Projects of any termination of Eurosite's appointment as its agent under clause 16.1.

16.4 Notwithstanding anything in this clause 16, Eurosite shall continue to issue VAT invoices to Customers of Assigned Power Project in respect of Eurosite's supply of services to Customers under On-Site Utility Agreements.

17 INDEMNITY

17.1 Eurosite shall at all times, assume full liability for and indemnify and hold harmless Macquarie on a full indemnity basis, within 14 days of demand (and without set-off, deduction, or withholding), from and against all costs, losses, claims or actions, damages, fines, penalties and/or expenses suffered or incurred by, imposed on or asserted against Macquarie due to or in connection with a claim by a third party that arises directly or indirectly out of or in connection with:

a) use, ownership or operation of any Equipment and all related infrastructure including, but not limited to any loss, destruction or damage of property, any environmental claims or fines and any other loss caused by, relating to or arising out of the Equipment or related infrastructure; and/or

b) an act or inaction by Eurosite including the provision of any services to Customers (including, but not limited to installation, generation and removal) and including any loss, destruction or damage to any property (including the Equipment or related infrastructure), any death or injury to any person, any environmental claims or fines relating to or arising out of Eurosite's action or inaction; and/or

c) Eurosite's failure to perform any or all of its obligations under any On-Site Utility Agreement;

d) any act or omission (whether negligent or otherwise) of any company appointed by the Customer to deliver any maintenance, repair or other services in respect of any Equipment following any failure by Eurosite to perform or procure the performance of such services pursuant to the terms of the relevant On-Site Utility Agreement,

provided that:

e) it is not due to the acts or omissions of Macquarie;

f) Eurosite is given prompt notice of any such claim; and

g) Macquarie provides reasonable cooperation to Eurosite in relation to the defence and settlement of any such claim.

18 PAYMENTS

18.1 Within 5 Working Days of the end of each calendar month, and to the extent there are funds in the Nominated Bank Account only, Macquarie shall make the following payments (in the order below) from the Nominated Bank Account in respect of monies received from Customers of Assigned Power Projects into the Nominated Bank Account that calendar month:

a) first, to Eurosite or the relevant tax authority (being HM Revenue & Customs in the UK) (as applicable) in an amount equal to all VAT amounts that are actually received into the Nominated Bank Account during that calendar month (for the avoidance of doubt, if partial payments are received from any Customer, the VAT amount shall be pro rata by reference to the full VAT amount which was payable on the full (but not fully paid) payment which was due from the Customer);

b) second, after all payments are made under clause 18.1(a), to Macquarie in an amount equal to all Minimum Payments (including any overdue amounts and prepayments), to the extent those Minimum Payments are actually received into the Nominated Bank Account during that calendar month;

c) third, after all payments are made under clause 18.1(b), where Termination Payments (including any overdue payments or prepayments) in respect of On-Site Utility Agreements have actually been received into the Nominated Bank Account that calendar month, to Macquarie in an amount equal to all Finance Termination Payments in respect of those On-Site Utility Agreements;

d) fourth, after all payments are made under clause 18.1(c), if an Event of Default has occurred in respect of any Assigned Power Project, to Macquarie in an amount equal to all other payments received into the Nominated Bank Account during that calendar month in respect of that Assigned Power Project;

e) fifth, after all payments are made under clause 18.1(d), where Eurosite has the option to require re-assignment of an Assigned Power Project to it pursuant to clause 10.1 of this Agreement, but Eurosite has not exercised that option, to Macquarie in an amount equal to the former Minimum Payment which used to be due and payable (but is no longer payable) in respect of that Assigned Power Project (up to and until the date the Assigned Power Project is re-assigned back to Eurosite pursuant to clause 10 of this Agreement);

f) sixth, after all payments are made under clause 18.1(e), to Macquarie in an amount equal to any reasonable costs and expenses incurred by Macquarie (or a Macquarie Group Company) at any time as a result of any Eurosite Default or enforcement of Security (excluding enforcement of Security solely due to Customer Default);

g) seventh, after all payments are made under clause 18.1(f), if any amount is due and payable but not paid by Eurosite to Macquarie in respect of any Eurosite Default (each an '**Overdue Amount**'), to Macquarie in an amount equal to each Overdue Amount; and

h) eighth, after all payments are made under clause 18.1(g), to Eurosite in an amount equal to the remaining balance of monies received from Customers of Assigned Power Projects into the Nominated Bank Account during that calendar month.

19 SALE OF EQUIPMENT

19.1 If a Customer Default occurs in connection with an Assigned Power Project, Macquarie may require Eurosite to dispose of the Equipment in accordance with the terms of this clause 19.1, and, in circumstances where Macquarie provides written notification to Eurosite requiring it to do so (each a "Disposal Notice"), Eurosite irrevocably agrees to dispose of the Equipment at the best available price on the terms below:

a) Eurosite shall use reasonable endeavours to repossess the Equipment and shall be responsible for making arrangements to collect, remarket and dispose of the Equipment;

b) Eurosite shall, so far as is reasonably practicable, transport the Equipment to and store and safeguard it at an appropriate location within the United Kingdom as Eurosite shall determine and notify Macquarie of the location. Eurosite shall insure the Equipment in accordance with good industry practice and extend the benefit of such insurance policy to Macquarie and hold on trust for Macquarie any insurance proceeds received in respect of the Equipment;

c) Eurosite shall ensure that title to the Equipment shall not pass to the purchaser until the sale price has been received in full and cleared funds to an account nominated by Macquarie;

d) the sale of any Equipment will be on such additional terms as Macquarie may require from time to time; and

e) upon completion of the sale of the Equipment in accordance with this clause 19.1, the proceeds of sale shall be applied in the following order:

(i) first, to Eurosite, an amount equal to the VAT due on the sales proceeds;

(ii) second, to Macquarie, an amount equal to the aggregate of (A) all due but not paid Minimum Payments under the relevant On-Site Utility Agreement; (B) all other Minimum Payments which would have been due for the remainder of the Minimum Payment Period of that On-Site Utility Agreement had the Customer Default not occurred (discounted over the period from its due date to the date of the Customer Default at the rate of 2% per annum); (C) any applicable interest payable on such amounts pursuant to that On-Site Utility Agreement; and (D) such sum as is required to make up any shortfall in the sums due to Macquarie under this Agreement and/or the relevant Offer and/or the Assignment Notice;

(iii) third, to Eurosite, its reasonable costs and expenses properly incurred in repossessing and remarketing the Equipment;

(iv) fourth, to the Customer, any payments required to be made to the Customer on sale of the Equipment, in accordance with the terms of the On-Site Utility Agreement; and

(v) fifth, to Eurosite, the balance (if any).

19.2 If Eurosite has not disposed of the Equipment in accordance with the terms of clause 19.1 within 90 days from the date of the relevant Disposal Notice, or if at any time a Eurosite Default occurs, or an event occurs which may, in the reasonable opinion of Macquarie, give rise to the same, Macquarie may give written notice to Eurosite that Macquarie will act as Eurosite's agent (which appointment Eurosite irrevocably agrees to accept) to sell the Equipment. Upon completion of the sale of the Equipment by Macquarie the proceeds of sale shall be applied in the following order:

a) first, to Eurosite, an amount equal to the VAT due on the sales proceeds;

b) second, to Macquarie, an amount equal to the aggregate of (i) all due but not paid Minimum Payments under the relevant On-Site Utility Agreement; (ii) all other Minimum Payments which would have been due for the remainder of the Minimum Payment Period of that On-Site Utility Agreement had the Customer Default not occurred (discounted over the period from its due date to the date of the Customer Default at the rate of 2% per annum); (iii) any applicable interest payable on such amounts pursuant to that On-Site Utility Agreement; and (iv) such sum as is required to make up any shortfall in the sums due to Macquarie under this Agreement and/or the relevant Offer and/or the Assignment Notice;

c) third, to Macquarie, its reasonable costs and expenses properly incurred in repossessing and remarketing the Equipment;

d) fourth, to the Customer, any payments required to be made to the Customer on sale of the Equipment, in accordance with the terms of the On-Site Utility Agreement; and

e) fifth, to Eurosite, the balance (if any).

In relation to any sale of the Equipment made pursuant to this clause 19.2, Macquarie shall exclude all terms as to the fitness for any purpose or suitability of the Equipment (to the extent permitted by law).

20 CONFIDENTIALITY

20.1 All documentation and information regarding the Assigned Power Projects, this transaction and the Customers ('**Information**'), shall be kept secret and confidential until one (1) year following the termination or expiry of the Assigned Power Projects (and the relevant On-Site Utility Agreements), Programme Agreements and this Agreement and shall not be used or disclosed other than for the purposes of the proper performance of the Assigned Power Projects (and the relevant On-Site Utility Agreements), Programme Agreements or this Agreement or with the prior written consent of the other party.

20.2 The obligations of confidentiality in this clause 20 shall not extend to any matter which the recipient party of Information has demonstrated to the reasonable satisfaction of the disclosing party:

a) was known by the recipient or is in, or has become part of, the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement;

b) was independently disclosed to it by a third party (other than a Customer) entitled to disclose the same; or

c) is required to be disclosed under any applicable law, or by order of a court or governmental body or authority of competent jurisdiction.

21 NOTICES

21.1 All notices, consents and communications relating to this Agreement must be in writing, and must be:

a) left at the address of the other Party as specified in this Agreement (or as updated from time to time), which shall be deemed to be received on the day of delivery. Any notice given in this manner after 5:30pm or on a day which is not a Working Day will be deemed received the next Working Day; or

b) sent by prepaid post to that address, which shall be deemed to be received three (3) Working Days after posting; or

c) sent by e-mail to the contact person(s) specified in this Agreement (as updated from time to time), which shall be deemed to be received at the time of apparent successful transmission to the address stated in the Details or the last notified address. Any notice given by one Party to the other via e-mail, must include the other Party's Programme Manager and must also be transmitted by post as well.

22 ASSIGNMENT

22.1 Save with respect to assignment, transfer or disposal by Macquarie of all or any of its rights, title and interest under this Agreement or any On-Site Utility Agreement Rights to (i) any Macquarie Group Company or (ii) any person for re-financing purposes, to which Eurosite hereby consents, Macquarie may not assign or otherwise transfer or dispose of all or any its rights, title and interest in this Agreement or any On-Site Utility Agreement Rights without Eurosite's prior written consent (which shall not be unreasonably withheld or delayed).

22.2 Eurosite may not assign, transfer or dispose of any or all of its rights, title and interest under this Agreement without Macquarie's prior written consent.

23 FURTHER ASSURANCE AND POWER OF ATTORNEY

23.1 Each Party shall, do or procure the doing of all such further acts, and execute or procure the valid execution of all such documents, as may from time to time be necessary to give full effect to this Agreement.

23.2 As security for its obligations under this Agreement, Eurosite irrevocably appoints Macquarie as Eurosite's attorney for the purposes of executing all other documents necessary or desirable to vest or perfect title in Macquarie to any On-Site Utility Agreement Rights the subject of an executed Assignment Notice (including any Customer Notice) and/or to transfer title to any Equipment, in each case, subject to the terms and conditions of this Agreement.

24 EMPLOYEES OBLIGATIONS

24.1 Clause 20 (Employees Obligations) of the Finance Programme Agreement is incorporated into this Agreement as if references in that clause to 'this Agreement' are to this Agreement.

25 GOVERING LAW

25.1 This Agreement, including all non-contractual obligations arising hereunder, is governed by the laws of England and Wales (disregarding for this purpose any principles of conflict of laws that would lead to the application of the law of any other jurisdiction) and each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of England.

26 ENTIRE AGREEMENT

26.1 This Agreement together with the other Programme Agreements sets out the entire agreement and understanding between the Parties in respect of its subject matter and supersedes any previous agreement, warranty, statement, representation, understanding, or undertaking (in each case whether written or oral) given or made before the date of this Agreement by, or on behalf of, the Parties and relating to its subject matter. Each Party confirms that it has not relied upon, and shall have no remedy in respect of, any agreement, warranty, statement, representation, understanding or undertaking made by any Party (whether or not a party to this Agreement) unless that agreement, warranty, statement, representation, understanding or undertaking is expressly set out in this Agreement or other Programme Agreements. Nothing in this Agreement shall restrict or exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

27 AMENDMENTS

27.1 This Agreement may only be amended or supplemented by the mutual agreement in writing of the parties.

28 NO WAIVER

28.1 The failure or delay of a party to exercise its rights under this Agreement will not be a waiver of those rights. The exercise of rights in one way or partially will not obstruct the exercise of the same rights in another way or more than partially, or the exercise of other rights.

29 SEVERANCE

29.1 If any of this Agreement is or becomes illegal, invalid or unenforceable in any respect, that shall not affect or impair the legality, validity or enforceability of any other provision of this Agreement.

29.2 If any illegal, invalid or unenforceable provision would be legal, valid or enforceable if some part of it were deleted, such provision shall apply with the minimum modification(s) necessary to make it legal, valid or enforceable.

30 COSTS

30.1 Each Party shall be liable for its own costs in connection with the preparation, negotiation, drafting and finalisation of this Agreement.

31 COUNTERPARTS

31.1 This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

31.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same Agreement.

This Agreement has been executed and delivered as a deed on the date stated at the being of this Agreement.

Each Party warrants and represents that its respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute and deliver this Agreement as a deed.

EXECUTION PAGE

Eurosite

EXECUTED as a **DEED**
by **EUROSITE POWER LIMITED**
acting by its directors in the presence
of a witness:

Signature ....

Name (block capitals) JOHN N. HATSOPOULOS

Director

Signature of witness ....

Name (block capitals) ANN MARIE PACHECO

Address 68 BROAD STREET
PLAINVILLE, MA 02762 USA

Signature ....

Name (block capitals) PAUL J HAMBLYN

Director

Signature of witness ....

Name (block capitals) CLARE MCNEILL

Address C/O 28 ROPEMAKER ST
LONDON EC2Y 9HD

Macquarie

EXECUTED AS A DEED by	)	
MACQUARIE EQUIPMENT FINANCE (UK) LIMITED	)	
acting by its attorneys	)	....
		(Attorney)
		Kieran Healy
		Attorney

In the presence of:

Signature of witness

Name CLARE MCNEILL

Address C/O 28 ROPEMAKER ST
LONDON EC2 Y9HD

	)	**Daniel Smith**
		Attorney
	)	....
		(Attorney)

In the presence of:

Signature of witness

Name CLARE MCNEILL

Address C/O. 28 ROPEMAKER ST
LONDON EC2 Y9HD

SCHEDULE 1

ASSIGNMENT NOTICE

To: Macquarie Equipment Finance (UK) Limited

From: Eurosite Power Limited

ASSIGNMENT NOTICE PURSUANT TO THE MASTER ASSIGNMENT AGREEMENT DATED [*] BETWEEN MACQUARIE EQUIPMENT FINANCE (UK) LIMITED AND EUROSITE POWER LIMITED (THE 'MASTER ASSIGNMENT AGREEMENT')

We refer to the Master Assignment Agreement.

Terms used in this Assignment Notice shall have the meanings given to such terms in the Master Assignment Agreement.

Eurosite Power Limited hereby offers to assign and transfer to you (with full title guarantee) all our right, title, interest and benefit in and to:

a) the On-Site Utility Agreement Rights and Receivables with respect to the Power Project and On-Site Utility Agreement set out in this Assignment Notice;

b) [the Landlord's Waiver enclosed with this Assignment Notice];

c) [the Mortgagee's Waiver enclosed with this Assignment Notice;] ***[DRAFTING NOTE: DELETE IF NOT APPLICABLE]*** and

d) the Start-up Letter enclosed with this Assignment Notice.

This Assignment Notice and any acceptance by Macquarie shall be governed by the terms and conditions of the Master Assignment Agreement (and shall, in accordance with the terms thereof, remain subject to satisfaction of Conditions Precedent (as determined by Macquarie in its sole discretion and notified to Eurosite in writing)).

This Assignment Notice relates, amongst other things, to the On-Site Utility Agreement enclosed with this notice and the Power Project further described below.

Date of On-Site Utility Agreement:	
Customer's Legal Name and Company Number:	
Customer's Address:	
Location of Site:	
Details of Equipment:	
Price:	
Description of Power Project:	

Term of Power Project:	
Minimum Payment Period:	
Minimum Payments (per month):	
Termination Payments:	
Other information (as required)	

The Price with respect to the On-Site Utility Agreement Rights and Receivables the subject of this Assignment Notice is £[XX].

Enclosed with this Assignment Notice is:

a) the original executed On-Site Utility Agreement and other related documents;

b) where the relevant On-Site Utility Agreement is not in the exact form as annexed to the Programme Agreement, a comparison document which shows the differences between the form annexed to the Programme Agreement;

c) the original executed (but undated) Customer Notice from Eurosite;

d) direct debit agreement executed by the Customer;

e) the invoices for the Equipment as evidence of cost of Equipment;

f) [the original executed Landlord's Waiver;] *[DRAFTING NOTE: DELETE IF NOT APPLICABLE]*

g) [the original executed Mortgagee's Waiver;] *[DRAFTING NOTE: DELETE IF NOT APPLICABLE]* and

h) the original executed Start-up Letter.

Executed as a Deed by each party on the date indicated below.

Executed as a deed on [insert date] by Eurosite Power Limited acting by [insert name of director], a director in the presence of:

[SIGNATURE OF DIRECTOR]

Director

....

[SIGNATURE OF WITNESS]

[NAME OF WITNESS [IN BLOCK CAPITALS]]

[ADDRESS OF WITNESS]

[OCCUPATION OF WITNESS]

This Assignment Notice is acknowledged and accepted by Macquarie Equipment Finance (UK) Limited

Executed as a deed on [insert date] by Macquarie Equipment Finance (UK) Limited acting by its attorneys:

[SIGNATURE OF ATTORNEY]

Attorney

In the presence of:

Signature of witness

Name.

Address

[SIGNATURE OF ATTORNEY]

Attorney

In the presence of:

Signature of witness

Name

Address

Schedule 2

CUSTOMER NOTICE

To: [Customer]

From: Eurosite Power Limited;

Copy to: Macquarie Equipment Finance (UK) Limited

Dear Sirs,

On-Site Utility Agreement dated [Insert] - Notice of Assignment and Security

Start-up Letter dated [Insert] (the "Start-up Letter") - Notice of Assignment

1. As permitted under the On-Site Utility Agreement and Start-up Letter (as applicable), we hereby give you notice that Eurosite Power Limited ("**Eurosite**") has:

   (a) assigned absolutely and unconditionally to Macquarie Equipment Finance (UK) Limited ("**Macquarie**") all of its rights, title, benefit and interest present and future in and to:

      (i) the On-Site Utility Agreement dated [ ] between Eurosite and you (the '**On-Site Utility Agreement**') (including to all amounts due and payable by you under the On-Site Utility Agreement); and

      (ii) the Start-up Letter; and

   (b) granted fixed charge security in favour of Macquarie over the On-Site Utility Agreement, the Equipment, insurance policies in favour of Eurosite and insurance proceeds payable under the On-Site Utility Agreement and Equipment warranties.

2. Eurosite confirms that it will remain solely responsible for the performance of its obligations to you under the On-Site Utility Agreement and shall continue to perform those obligations in accordance with the On-Site Utility Agreement.

3. For the avoidance of doubt, none of Macquarie, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of the On-Site utility Agreement.

4. Until you receive further notice to the contrary from Macquarie, Macquarie has appointed Eurosite to (i) receive and give notices under the On-Site Utility Agreement and (ii) invoice and collect all amounts under the On-Site Utility Agreement from you on behalf of Macquarie and all amounts due and payable should be deposited by you into the following bank account [(by direct debit)]:

[insert details of Nominated Bank Account]

If Macquarie subsequently notifies you to do so, you must with immediate effect (i) give notices to Macquarie and pay all amounts payable under the On-Site Utility Agreement to such account as Macquarie notifies to you.

4. Please confirm (by signing the enclosed copy of this Notice and returning to us):

- you have received this Notice;
- you will make all payments and give notices as directed in the Notice;
- you have not received notice of any other assignment or security by us of our rights under the On-Site Utility Agreement and/or the Start-up Letter; and
- upon written notice by Macquarie, all rights, powers and discretions under the On-Site utility Agreement and/or Start-up Letter will be exercisable by Macquarie or as it directs.

6. This Notice is governed by the laws of England and Wales.

We appreciate your co-operation and look forward to receipt of your confirmation as soon as possible.

Yours faithfully

Eurosite Power Limited

....

[Authorised Representative]

Acknowledged and agreed

We hereby accept and acknowledge the Notice set out above and confirm the matters set out in paragraph 4 of the Notice.

....

Name: JOHN N. HATSOPOULOS

Title: Director

....

Name:

Title: Director/Secretary

For and on behalf of

[Customer]

Schedule 3

FORM OF START-UP LETTER

[ON HEADED PAPER OF EUROSITE]

[insert Customer name]

[insert Customer Address]

Attention: [*]

[Insert date]

Dear Sirs

On-Site Utility Agreement dated [*] – Commencement Date

We refer to the On-Site Utility Agreement dated [*] between you ('you', 'your') and EuroSite Power Limited ('we', 'us') (the 'Agreement').

Defined terms in the Agreement will have the same meaning when used in this letter.

This letter confirms that the Commencement Date under the Agreement is [insert date]. On this date, the Equipment and related infrastructure was successfully delivered, installed and commissioned on the Site.

We will now begin invoicing you monthly for the Monthly Charges under the Agreement (which will be, at a minimum, the Minimum Payment due). Each monthly invoice will include a detailed explanation of the Monthly Charges and show the savings being achieved both in terms of cash and carbon.

As a reminder, you are required to submit to us copies of all energy and utility bills from both your gas and electricity suppliers each month. These can be sent by email to melanie.scott@eurositepower.co.uk. Your timely submission of this information will avoid us having to use estimates when calculating your Monthly Charges.

Please provide us with copies of insurance certificates or a schedule detailing that insurance in line with the Agreement has now been put in place by you.

We may assign, transfer, hold on trust or otherwise deal with all or any part of our rights and/or obligations under this letter and/or the attached acknowledgement to any third party in our absolute discretion.

Please countersign this letter to confirm and provide the additional acknowledgements set out below.

We look forward to a lasting and mutually beneficial relationship with you over the terms of the Agreement. Please feel free to call us if you have any questions.

Yours faithfully

For and on behalf of

EuroSite Power Limited

Confirmation and Acceptance

To: EuroSite Power Limited

From: [Insert Customer Company Name]

Date: [insert date]

We refer to the letter above and by countersigning below, we confirm, acknowledge and certify that:

the Equipment and related infrastructure have been satisfactorily delivered, installed and commissioned on the Site and we agree the Commencement Date set out in the letter above;

the Equipment and related infrastructure comply with the Agreement and are complete, in good working order, of satisfactory quality, fit for purpose and are acceptable in every respect;

we will make the payments required under the Agreement as and when they fall due;

EuroSite Power Limited has no outstanding (unperformed) obligations under the Agreement on the date this confirmation is signed;

Eurosite Power Limited may assign, transfer, hold on trust or otherwise deal with all or any part of its rights and/or obligations under the letter above and/or this acknowledgement to any third party in its absolute discretion.

Duly authorised for and on behalf of

[Insert Customer Company Name]

Signature of Director	Signature of Director/ Secretary
[signature]	....
Name	Name
JOHN N. HATSOPOULOS	....

Schedule 4

Part A

FORM OF LANDLORD'S WAIVER

[ON HEADED PAPER OF LANDLORD]

To: Eurosite Power Limited (company number 7379560)

Sky View, Argosy Road, Castle Donington, Derby DE74 2SA

("Eurosite")

Date: [◆] 20[◆]

[◆][1] (company number [◆]) (Company)

We note that Eurosite is preparing to enter into an on-site utility agreement (the "**Agreement**") with the above Company pursuant to which the equipment specified in the Schedule hereto (the "**Equipment**"), will be kept at the property specified in the Schedule (the "**Property**").

IN CONSIDERATION of Eurosite entering into the Agreement with the Company and also for the payment of a £1.00 token by Eurosite to us, receipt of which we hereby acknowledge by signing this letter, we as landlord of the Property acknowledge and agree that:

(1) we will not now or hereafter seize or sell or dispose of the Equipment to recover monies, or seek to establish a claim or right, or in Scotland exercise any right of hypothec over the Equipment or any part of it or any interest in it, nor suffer any other person on our behalf to seize or sell or dispose of the Equipment to recover monies, or seek to establish a claim or right, or in Scotland exercise any right of hypothec over the Equipment or any part of it or any interest in it for rent in arrears or otherwise;

(2) whether or not the Equipment is attached to the Property, the Equipment shall not form part of the Property or in Scotland be or become heritable fixtures or subject to any right of hypothec, and the Equipment shall be deemed to be separate from the Property and to be incapable of attachment to the Property, and that title to the Equipment shall not merge with the title to the Property and shall constitute a tenant's fixture;

(3) Eurosite or its agents may at any time enter upon the Property for the purposes of inspections, servicing, repairing, dismantling and removing the Equipment and if applicable to show the Equipment to potential purchasers (for which purpose an irrevocable licence is hereby granted), provided Eurosite will forthwith make good to our reasonable satisfaction any damage caused thereby;

(4) we will not to create any charge or encumbrance over the Property, nor sell or lease the Property to a third party, without giving Eurosite 30 days' prior notice in writing and we shall not sell, lease or otherwise dispose of the Property to a third party without first requiring the purchaser, lessee, chargee or other disposee to grant to Eurosite a signed waiver in substantially the same form as this waiver and in a form which is fully acceptable to Eurosite;

(5) the terms of this letter will not be affected or prejudiced by any indulgence granted to the Company, the appointment of a liquidator, receiver, administrative receiver, administrator, manager or other similar officer in respect of the Company or any of its assets or any alteration in the terms of the Agreement or any agreement in anticipation thereof;

---

[1] Insert Customer details.

(6) Eurosite may assign its rights under this letter to any person (including a financier) without requiring our consent; and

(7) this letter (and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with English law, and we agree that the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to the existence, validity or termination of it or any non-contractual obligation arising out of or in connection with it).

Dated the day of 20[◆]

SIGNED for and on behalf of
[◆][2]

.... (Signature)

.... (Name of Signatory)

.... (Position of Signatory)

---

[2] Insert landlord's details.

Schedule

1. Equipment

2. Property

   Address

   Post Code

Part B

FORM OF LANDLORD'S WAIVER
(TO BE PROVIDED TO EUROSITE AND ASSIGNED TO MACQUARIE)

Mortgagee Waiver

On Mortgagee Headed Paper

To: Eurosite Power Limited
Sky View, Argosy Road, Castle Donington, Derby DE74 2SA
("Eurosite")

Date: ♦ 20♦

Dear Sir/Madam

♦ (registered number ♦) (Company)

We understand that Eurosite is proposing to enter into an on-site utility agreement (**Agreement**) with the Company in respect of the equipment specified in schedule 1 (including any accessories, replacements, additions, improvements, fittings, renewals and/or substitutions to it) (**Equipment**).

The Company has granted in our favour the security and charges specified in schedule 2 (**Security**) which expression shall include all mortgages, charges (whether fixed or floating) created or to be created over the undertaking, assets or premises of the Company).

In consideration of Eurosite agreeing to enter into the Agreement with the Company, and also for the sum of £1.00 paid by Eurosite to us (receipt of which we hereby acknowledge), we:

1. hereby consent to the Company entering into the Agreement, and we confirm that this consent shall extend to any agreement which is supplementary to the Agreement or that is made by way of variation or replacement thereof;
2. agree that in the event of our exercising any rights whatsoever vested or to be vested in us pursuant to the Security we, or any receiver or administrator appointed by us, will not claim a right in the Equipment nor will the Equipment be regarded as charged or covered by or subject to the Security;
3. agree, whether or not the Equipment is attached to any premises of the Company at which the Equipment may from time to time be located (Property), that the Equipment shall not form part of the Property and shall be deemed to be separate from the Property, and be incapable of attachment to the Property and that title to the Equipment shall not merge with the title to the Property;
4. agree that Eurosite or its agents have the right at any time and from time to time to enter upon the Property for the purpose of inspecting, servicing and repairing the Equipment, and to demonstrate it to potential purchasers, and that Eurosite or its agents may dismantle, sever and remove the Equipment from the Property if Eurosite becomes entitled to recover it

from the Company pursuant to the terms of the Agreement, and we, or any receiver or administrator appointed by us, will not resist Eurosite's removal of the Equipment;

5. confirm that no event has occurred, on or before the date of this letter, which would cause any floating charge contained in the Security to crystallise over the assets of the Company and we have taken no steps ourselves to crystallise any floating charge or to appoint an administrator or receiver in the exercise of the powers available to us under the provisions of the Security or under general law;
6. confirm that the terms of this letter will not be affected or prejudiced by any of the following:
   (a) any variation in the amounts due from the Company to Eurosite or to us:

   (b) any time for payment or any other indulgence whatsoever granted to or any arrangement or composition with the Company or any other person or persons;

   (c) any lease of the Property or the Equipment having been determined;

   (d) our having a right to take any steps of enforcement pursuant to the Security or any other right of security or possession and occupation of the Property;

   (e) the appointment or a liquidator, receiver, administrative receiver, administrator, manager or other similar officer in respect of the Company or any of its assets, or any exercise of our powers under the Security; and/or

   (f) any other act, omission, event or circumstance which would, but for this provision, have otherwise affected or prejudiced any of the terms of this letter;

7. acknowledge that this letter shall be in addition to and not in substitution for any other rights or remedies whatsoever vested or to be vested in Eurosite by statute or common law;
8. agree that Eurosite may assign its rights under this letter to any person (including a financier) without requiring our consent;
9. agree that if we transfer, amend or replace the Security that any such new replacement or assigned security is subject to the terms of this letter; and
10. agree that this letter (and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with English law, and we agree that the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to the existence, validity or termination of it or any non-contractual obligation arising out of or in connection with it).

Yours faithfully,

Signed by
For and on behalf of
[Mortgage holder]
(authorised signatory)

Full Name:...
Position:...
Date:...

Schedule 1

The Equipment

All Equipment and Infrastructure as defined in the Agreement

Schedule 2

Details of Security

Description of Security	Date of Security	Details of parties
♦	♦	♦

Schedule 5

Part A

NOTICE OF ASSIGNMENT OF LANDLORD'S WAIVER

[On headed notepaper of Eurosite]

To: [Landlord]

From: Eurosite Power Limited;

Copy to: Macquarie Equipment Finance (UK) Limited

Dear Sirs,

Landlord's waiver dated [insert] ("Landlord's Waiver") - Notice of Assignment

1. We hereby give you notice that Eurosite Power Limited has assigned absolutely and unconditionally to Macquarie Equipment Finance (UK) Limited all of its rights, title, benefit and interest present and future in the Landlord's Waiver, a copy of which is attached to this Notice of Assignment.

2. Please confirm and acknowledge (by signing the enclosed copy of this Notice of Assignment and returning it to us) you have received and acknowledge this Notice of Assignment

3. This Notice of Assignment (and any non-contractual obligations arising out of or in connection with it) is governed by the laws of England and Wales.

We appreciate your co-operation and look forward to receipt of your confirmation as soon as possible.

Yours faithfully

....

For and on behalf of
Eurosite Power Limited

[*on copy only*]

Acknowledged and agreed

We hereby accept and acknowledge the Notice of Assignment set out above and confirm the matters set out in paragraph 2 of the same.

....

For and on behalf of
[*Insert landlord details*]

Date ....

Part B

NOTICE OF ASSIGNMENT OF MORTGAGEE'S WAIVER

[On headed notepaper of Eurosite]

To: [Mortgagee]

From: Eurosite Power Limited;

Copy to: Macquarie Equipment Finance (UK) Limited

Dear Sirs,

Mortgagee's waiver dated [insert] ("Mortgagee's Waiver") - Notice of Assignment

1. We hereby give you notice that Eurosite Power Limited has assigned absolutely and unconditionally to Macquarie Equipment Finance (UK) Limited all of its rights, title, benefit and interest present and future in the Mortgagee's Waiver, a copy of which is attached to this Notice of Assignment.

2. Please confirm and acknowledge (by signing the enclosed copy of this Notice of Assignment and returning it to us) you have received and acknowledge this Notice of Assignment

3. This Notice of Assignment (and any non-contractual obligations arising out of or in connection with it) is governed by the laws of England and Wales.

We appreciate your co-operation and look forward to receipt of your confirmation as soon as possible.

Yours faithfully

....

For and on behalf of
Eurosite Power Limited

[*on copy only*]

Acknowledged and agreed

We hereby accept and acknowledge the Notice of Assignment set out above and confirm the matters set out in paragraph 2 of the same.

....

For and on behalf of
[*Insert mortgagee details*]

Date ....